Exhibit 99.1

NEWS RELEASE

Contacts:

Main Street Capital Corporation
Dwayne L. Hyzak, President & COO, dhyzak@mainstcapital.com
Brent D. Smith, CFO, bsmith@mainstcapital.com
713-350-6000

Dennard • Lascar Associates
Ken Dennard | ken@dennardlascar.com
Jenny Zhou | jzhou@dennardlascar.com
713-529-6600

Main Street Announces Tax Treatment of 2015 Dividends

Announces Preliminary Estimate of Fourth Quarter 2015 Results

Announces Fourth Quarter and Full Year 2015 Earnings Release and Conference Call Schedule

HOUSTON - January 26, 2016 - Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) today announced the tax treatment of its 2015 dividends, preliminary operating results for the fourth quarter of 2015 and its fourth quarter and full year 2015 earnings release and conference call schedule.

Tax Treatment of 2015 Dividends

Main Street has posted information regarding the U.S. federal income tax characteristics of its dividends that are attributable to 2015 (the “2015 Dividend Summary”) on its website (http://ir.mainstcapital.com/dividend_reinvestment.cfm).  Main Street paid dividends totaling $2.66 per share that are attributable to 2015, with approximately 8.7% of such dividends taxed as long-term capital gains, approximately 3.9% taxed as qualified dividends and approximately 87.4% taxed as ordinary income.  Long-term capital gains and qualified dividends qualify for favorable tax treatment under the Internal Revenue Code (“IRC”) and, for 2015, will generally be subject to a maximum 20% U.S. federal income tax rate (plus a 3.8% Medicare surtax, if applicable).

Tax Treatment of 2015 Dividends — Non-U.S. Resident Shareholders

Non-U.S. resident shareholders in a Regulated Investment Company (“RIC”) such as Main Street are exempt from U.S. withholding tax on both “interest-related” dividends and short-term capital gains in accordance with the IRC sections 871(k) and 881(e).  The recently enacted omnibus spending bill (which also increased the SBIC “family of funds” leverage limit to $350 million) made this provision permanent as it had previously been subject to periodic legislative extension since 2005.  The following percentages approximate the portion of Main Street’s 2015 dividends that constitute interest-related dividends and short-term capital gains dividends for U.S. federal tax purposes.  These percentages should be combined with the percentage of each dividend that is related to long-term capital gains to derive the total percentage of each dividend that is exempt from U.S. federal withholding taxes.  See the 2015 Dividend Summary posted on Main Street’s website for more details (http://ir.mainstcapital.com/dividend_reinvestment.cfm).

Dividend Payment Dates	% of Total Dividends Representing Interest-Related Dividends and Short-Term Capital Gain Dividends
From 2/13/2015 To 5/15/2015	69.3%
6/15/2015	71.5%
From 6/25/2015 To 1/15/2016	75.6%

To the extent non-U.S. resident shareholder taxes were withheld on dividends distributed, this information may be considered in connection with any claims for refund of taxes with the U.S. Internal Revenue Service.  Non-U.S. resident shareholders should contact their tax advisor with any questions regarding this information.

Preliminary Estimates of Fourth Quarter 2015 Results

Main Street’s preliminary estimate of fourth quarter 2015 distributable net investment income (“DNII”), which is net investment income before non-cash, share-based compensation expense, is $0.59 to $0.60 per share. (1) Main Street’s preliminary estimate of net investment income is $0.56 to $0.57 per share.  The preliminary estimate of DNII significantly exceeds the previously declared regular monthly dividends per share for the fourth quarter of 2015 of $0.54 per share and is within the previously provided DNII guidance range for the fourth quarter of 2015 of between $0.58 and $0.61 per share.

Main Street’s preliminary estimate of net asset value (“NAV”) per share as of December 31, 2015 is $21.19 to $21.29.  After adjustment for the semi-annual supplemental dividend paid in December 2015 of $0.275 per share, this represents a decrease of approximately $0.23 to $0.33 per share, or 1.1% to 1.5%, from the reported NAV per share of $21.79 as of September 30,

2015.  Main Street estimates that the decrease is primarily due to unrealized depreciation relating to its middle market debt investments during the fourth quarter of 2015 in large part due to the volatility the leveraged loan market experienced during the quarter.  This unrealized depreciation is estimated to be partially offset by unrealized appreciation primarily relating to the lower middle market portfolio equity investments during the fourth quarter of 2015.

Fourth Quarter and Full Year 2015 Earnings Release and Conference Call Scheduled

Main Street’s fourth quarter and full year 2015 results will be released on Thursday, February 25, 2016, after the market closes.  In conjunction with the release, Main Street has scheduled a conference call, which will be broadcast live via phone and over the Internet, on Friday, February 26, 2016, at 10:00 a.m. Eastern time.  Investors may participate either by phone or audio webcast.

By Phone:	Dial 412-902-0030 at least 10 minutes before the call. A replay will be available through March 4, 2016 by dialing 201-612-7415 and using the access code 13629467#.

By Webcast:

Connect to the webcast via the Investor Relations section of Main Street’s website at www.mainstcapital.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay of the conference call will be available on Main Street’s website shortly after the call and will be accessible for approximately 90 days.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors.  Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market portfolio.  Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million.  Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

Main Street’s common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “MAIN.” In addition, Main Street has outstanding 6.125% Notes due 2023, which trade on the NYSE under the symbol “MSCA.”

FORWARD-LOOKING STATEMENTS AND OTHER MATTERS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information, including but not limited to the preliminary estimates of fourth quarter 2015 results, involve risks and uncertainties that may impact its future results of operations.  The forward-looking statements in this press release are based on current conditions and include statements regarding Main Street’s goals, beliefs, strategies and future operating results and cash flows.  Although its management believes that the expectations reflected in those forward-looking statements are reasonable, Main Street can give no assurance that those expectations will prove to have been correct.  Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Main Street’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which its portfolio companies operate; changes in laws and regulations that may adversely impact its operations or the operations of one or more of its portfolio companies; the operating and financial performance of its portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward Looking Statements” and “Risk Factors” included in its filings with the Securities and Exchange Commission (www.sec.gov).  Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

The preliminary estimates of fourth quarter 2015 results furnished above are based on Main Street management’s preliminary determinations and current expectations, and such information is inherently uncertain.  The preliminary estimates are subject to completion of Main Street’s customary year-end closing and review procedures and third party audit, including the determination of the fair value of Main Street’s portfolio investments by the Main Street Board of Directors, and have not yet been approved by the Main Street Board of Directors.  As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during Main Street’s year-end closing and review procedures and third party audit and Main Street’s reported information in its Annual Report on Form 10-K for the year ended

December 31, 2015 may differ from this information, and any such differences may be material.  In addition, the information furnished above does not include all of the information regarding Main Street’s financial condition and results of operations for the quarter and full year periods ended December 31, 2015 that may be important to readers.  As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of Main Street’s full fourth quarter and full year 2015 results when such results are disclosed by Main Street in its Annual Report on Form 10-K for the year ended December 31, 2015.  The information furnished in this press release is based on current Main Street management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.

Neither this press release, nor the 2015 Dividend Summary, is intended to constitute tax, legal, investment, or other professional advice. This is general information and reference should be made to your 2015 Form 1099-DIV for tax reporting purposes. Stockholders should receive their 2015 Form 1099-DIVs by mid-February (generally from their brokers) and should consult a tax advisor for tax guidance pertinent to their specific facts and circumstances. If you did not hold Main Street stock for all of calendar year 2015, your 1099-DIV will only reflect the tax characteristics for the portion of the year you owned the stock.

Main Street has an existing effective shelf registration statement on Form N-2 on file with the Securities and Exchange Commission relating to the offer and sale from time to time of its securities.  Investors are advised to carefully consider the investment objective, risks and charges and expenses of Main Street before investing.  The prospectus included in the shelf registration statement, together with any related prospectus supplement, contain this and other information about Main Street and should be read carefully before investing.  A copy of the prospectus and the related preliminary prospectus supplement may be obtained by contacting Main Street.

(1)   Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impact of share-based compensation expense which is non-cash in nature.  Main Street believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since share-based compensation does not require settlement in cash.  However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income and other earnings measures presented in accordance with U.S. GAAP.  Instead, distributable net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance.  In order to reconcile estimated distributable net investment income per share to estimated net investment income share in accordance with U.S. GAAP, $0.03 to $0.04 per share of estimated share-based compensation expense is added back to net investment income per share to calculate estimated distributable net investment income per share.